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                                  EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT
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                                   Jurisdiction of Incorporation       Names Under Which
Name of Subsidiary                 or Organization                     Subsidiaries Do Business
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

MAPICS Australia Pty. Ltd.         Australia                           MAPICS Australia Pty. Ltd.
MAPICS EMEA Support Center B.V.    Netherlands                         MAPICS EMEA Support Center B.V.
MAPICS Singapore Pte. Ltd.         Singapore                           MAPICS Singapore Pte. Ltd.
MAPICS GmbH                        Germany                             MAPICS GmbH
MAPICS KK                          Japan                               MAPICS KK
MAPICS UK Ltd.                     United Kingdom                      MAPICS UK Ltd.
MAPICS France S.a.r.l.             France                              MAPICS France S.a.r.l.
MAPICS International Corporation   Barbados                            MAPICS International Corporation
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